UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): January 10, 2011 (January 4, 2011)

Axiologix Education Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-161321	61-1585332
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

501 Scarborough Dr., Suite 308E
Egg Harbor Township, NJ 08234

(Address of principal executive offices)

(609) 646-2005

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On January 4, 2011, we entered into a letter of intent with Edumedia Software Solutions Corporation (“Edumedia”) to acquire Edumedia’s assets used or held for us in connection with its E*Pad software platform in exchange for 10,000,000 shares of our common stock and $120,000 in cash payable on or before the first anniversary of the closing of the transaction.  The acquisition is conditioned upon, among other things, completion of our due diligence review with respect to the acquisition.
Item 7.01. Regulation FD Disclosure.
On January 10, 2011, we issued a press release announcing our letter of intent with Edumedia.    A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Letter of Intent with Edumedia Software Solutions Corporation
99.1	Press release dated January 10, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2011	Axiologix Education Corporation
a Nevada corporation

	By:	/s/ John P. Daglis
Name: John P. Daglis
Title: President, Chief Executive Officer, Treasurer,
Principal Accounting Officer, Chief Financial
Officer and Director